
<ARTICLE> 7
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONSOLIDATED BALANCE SHEETS AND CONSOLIDATED STATEMENTS OF INCOME AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               SEP-30-1997
<DEBT-HELD-FOR-SALE>                     2,753,846,127
<DEBT-CARRYING-VALUE>                                0
<DEBT-MARKET-VALUE>                                  0
<EQUITIES>                               5,158,711,975
<MORTGAGE>                                  10,656,581
<REAL-ESTATE>                               15,133,761
<TOTAL-INVEST>                           7,968,349,029<F1>
<CASH>                                      78,054,123
<RECOVER-REINSURE>                           2,422,405
<DEFERRED-ACQUISITION>                     133,150,352
<TOTAL-ASSETS>                           8,640,653,265
<POLICY-LOSSES>                          2,353,051,865<F2>
<UNEARNED-PREMIUMS>                        440,375,781
<POLICY-OTHER>                              41,882,353<F2>
<POLICY-HOLDER-FUNDS>                       14,089,508
<NOTES-PAYABLE>                            356,094,670<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   111,844,116<F4>
<OTHER-SE>                               4,032,417,402<F4>
<TOTAL-LIABILITY-AND-EQUITY>             8,640,653,265
<PREMIUMS>                               1,129,738,639
<INVESTMENT-INCOME>                        259,166,563
<INVESTMENT-GAINS>                          64,598,644
<OTHER-INCOME>                               6,474,074
<BENEFITS>                                 790,049,819
<UNDERWRITING-AMORTIZATION>                234,635,066<F5>
<UNDERWRITING-OTHER>                       134,709,371<F5>
<INCOME-PRETAX>                            300,583,664
<INCOME-TAX>                                73,706,660
<INCOME-CONTINUING>                        226,877,004
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               226,877,004
<EPS-PRIMARY>                                     3.99
<EPS-DILUTED>                                     3.98
<RESERVE-OPEN>                           1,702,415,290<F6>
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                          1,771,278,532<F7>
<CUMULATIVE-DEFICIENCY>                              0

<F1>Equals the sum of Fixed Maturities, Equity Securities and Other Invested Assets
<F2>Equals the sum of Life Policy Reserves and Losses and Loss Expenses less the
Life Company liability for Supplementary Contracts without Life Contingencies of $3,397,520 which is classified as Other Policyholder Funds
<F3>Equals the sum of Notes Payable and the 5-1/2% Convertible Senior Debenture
<F4>Equals the Total Shareholders Equity
<F5>Equals the Sum of Commissions, Other Operating Expenses, Taxes licenses and
Fees, Increase in deferred acquisition costs, Interest expense and Other expenses
<F6>Equals the net reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of December 31, 1996
<F7>Equals the net reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of September 30, 1997

